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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-85330, 333-91554, 333-105292, 333-88527, and 333-88529 on Form S-8 and Nos. 333-128828, 333-46718, 333-54538, 333-113478, 333-118677, and 333-96193 on Form S-3 of our reports dated February 29, 2008, relating to the consolidated financial statements of East West Bancorp, Inc. and the effectiveness of East West Bancorp, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of East West Bancorp, Inc. for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
February 29, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM